Exhibit 10.31

November 2, 2020

Dear Stephen,

On behalf of Markforged, Inc. (the “Company”), I am pleased to offer you the position of General Counsel. If you accept this position, your employment will begin on Friday, October 30th, 2020 (the “Start Date”).

Your initial base salary rate will be $250,000 per year (salary). You will be eligible for a $50,000 bonus on an annual basis (prorated for current calendar year, based on your start date). You must be an active employee of Markforged, Inc. at the time of payout to receive any portion of your annual bonus. Your salary and bonus will be subject to tax and other withholdings as required by law. In addition, during your employment, you will be eligible to participate in the employee benefit plans made generally available by the Company from time to time to its employees, subject to plan terms and generally applicable Company policies.

Subject to the approval of the Board of Directors of the Company, the Company may grant you an incentive stock option (the “Option”) under the Company’s 2013 Stock Incentive Plan (the “Plan”) for the purchase of 300,000 shares of common stock at a price per share equal to the fair market value established at the time of Board approval. Your Option will vest 25% of the shares subject to such award on the first anniversary of your Start Date and in 36 equal monthly installments thereafter over a total vesting period of four years, provided you remain an employee of the Company. The Option shall be subject to all terms of a stock option agreement to be proposed by the Company (the “Stock Option Agreement”).

This letter shall not be construed as an agreement, either expressed or implied, to employ you for any stated term, and shall in no way alter the Company’s policy of employment at will, under which both you and the Company remain free to terminate the employment relationship, with or without cause, at any time, with or without notice. Similarly, nothing in this letter shall be construed as an agreement, either express or implied, to pay you any compensation or grant you any benefit beyond the end of your employment with the Company.

Like all Company employees, you will be required, as a condition of your employment with the Company, to sign the Company’s standard Nondisclosure, Inventions, Nonsolicitation and Noncompetition Agreement, a copy of which is enclosed with this letter.

You represent that you are not bound by any employment contract, restrictive covenant or other restriction preventing you from entering into employment with or carrying out your responsibilities for the Company, or which is in any way inconsistent with the terms of this offer letter. While you render services to the Company, you agree that you will not engage in any other employment, consulting or other business activity without the written consent of the Company.

If you accept our offer, you must provide proof of authorization to work in the United States within three business days from your date of hire. Please bring these documents with you on your start date. This requirement is in accordance with the Immigration Reform and Control Act of 1986, and applies to U.S. citizens and non-U.S. citizens, alike.

The foregoing terms supersede any prior discussions, oral or written, which we have had relating to your employment and the other matters discussed in this letter. Additionally, it is understood that from time to time, the Company reviews its benefits, policies and practices and may modify or terminate any of them at its discretion.

We hope that you will accept our offer to join the Company. You may indicate your agreement with these terms and accept this offer by signing, dating and returning the electronic copy of this offer letter.

As required by law, your employment with the Company is contingent upon your providing legal proof of your identity and authorization to work in the United States.

This offer of employment is contingent upon the Company’s satisfaction with the results of your reference and background checks.

We look forward to your participation in the success of the Company. If you have any questions, please do not hesitate to contact me.

Sincerely,

/s/ Dorit Liberman
Dorit Liberman
Chief Human Resources Officer
Markforged, Inc.

I accept the foregoing offer of employment:

/s/ Stephen Karp
NAME: Stephen Karp

This is an important legal document. It contains provisions that restrict your activities after you employment with the company ends. Please note that you have the right to confer with counsel before signing this document.

NONDISCLOSURE, INVENTIONS, NONSOLICITATION AND NONCOMPETITION

AGREEMENT FOR MASSACHUSETTS EMPLOYEES

In consideration and as a condition of my employment or engagement, whether as an employee, consultant, advisor or otherwise with Markforged, Inc. and/or any of its affiliates, subsidiaries and parent companies (together, the “Company”), my receipt of compensation from the Company, and for other mutually agreed upon consideration set out below, the receipt and sufficiency of which is hereby acknowledged, I enter into this Nondisclosure, Inventions, Nonsolicitation and Noncompetition Agreement (the “Agreement”) and agree with the Company as set forth below.

1. Confidential Information.

(a) I shall not at any time, directly or indirectly, disclose or divulge any Confidential Information (as defined below), except (i) as reasonably required in connection with the performance of my job duties for the Company in furtherance of the Company’s interests, and (ii) to the extent required by law (but only after I have provided the Company with reasonable written notice and opportunity to take action against any legally required disclosure).

(b) I shall make no use whatsoever, directly or indirectly, of any Confidential Information at any time, except as reasonably required in connection with the performance of my job duties for the Company in furtherance of the Company’s interests.

(c) I shall not remove any Confidential Information from the Company’s premises or make copies of any Confidential Information, except to the extent reasonably required to perform my job duties in furtherance of the Company’s interests. I shall take reasonable steps to protect all Confidential Information in my possession or control.

(d) Upon the termination of my employment or engagement or upon the Company’s written request at any time, I shall immediately deliver to the Company all materials (including all copies in any form or medium) in my possession or control that contain or relate to Confidential Information and all other Company property in my possession or control. If requested by the Company, I shall confirm in writing that I have complied fully with the provisions of this Agreement.

(e) I understand that pursuant to the federal Defend Trade Secrets Act of 2016, I shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Nothing in this Agreement is intended to conflict with the federal Defend Trade Secrets Act or create liability for disclosures of trade secrets that are expressly allowed by that Act. I further understand that nothing contained in this Agreement limits my ability to (i) communicate with any federal, state or local governmental agency or commission, including to provide documents or other information, without notice to the Company, or (ii) share compensation information concerning myself or others, except that this does not permit me to disclose compensation information concerning others that I obtain because my job responsibilities require or allow access to such information.

(f) As used herein, “Confidential Information” means all trade secrets and all other non-public information of any kind relating to the Company or its business including (i) all Business Partners (as defined below) and prospective Business Partners, financial information, proprietary information, know-how, pricing policies, operational methods, manufacturing methods, methods of doing business, technical processes, formulae, designs, inventions, computer hardware, product hardware, software programs, business plans and projects pertaining to the Company and (ii) all information of others that the Company has agreed or is legally required to keep confidential, in each case under clauses (i) and (ii), whether oral, written or electronic or any other medium.

(g) I also recognize and agree that I have no expectation of privacy with respect to Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice. I hereby authorize the Company to notify others, including but not limited to customers of the Company and any of my future employers or prospective business associates, of the terms and existence of this Agreement and my continuing obligations to the Company hereunder.

2. Assignment of Developments.

(a) All inventions (whether or not patentable), modifications, discoveries, designs, developments, improvements, processes, software programs, works of authorship, documentation, formulae, data, techniques, know-how, secrets or intellectual property rights or any interest therein made by me, either alone or in conjunction with others, at any time or at any place during my employment or engagement with the Company, whether or not reduced to writing or practice during such period of employment or engagement, that (i) relate to the business in which Company is engaged or planning to engage during my employment or engagement with the Company, (ii) are created or improved in whole or in part by using any Company resources (including Confidential Information and intellectual property rights), facilities or equipment, or (iii) are created or improved within the scope of my employment or engagement with the Company (collectively, the “Developments”), shall be and hereby are the exclusive property of the Company without any further compensation to me. In particular, and without limiting any of the foregoing, all copyrightable work by me eligible to be “work made for hire” as defined in Section 101 of the Copyright Act of 1976, as amended, shall be the property of the Company pursuant to such Act.

(b) I shall promptly disclose in writing all Developments to the Company. I agree that all work performed by me is on a “work for hire” basis. If any Development is not the property of the Company by operation of law, this Agreement or otherwise, I will, and hereby do, assign to the Company all right, title and interest in such Developments without further consideration, and shall assist the Company and its nominees in every way, at the Company’s expense, to secure, maintain and defend the Company’s rights in such Developments. I shall sign all instruments necessary for the filing and prosecution of any applications for, or extension or renewals of, letters patent (or other intellectual property registrations or filings, including but not limited to copyright, trademark or domain name registrations or filings) of the United States or any foreign country which the Company desires to file and relates to any Development. I irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact (which designation and appointment shall be deemed coupled with an interest and shall survive my death or incapacity), to act for and on my behalf to execute and file any applications, extensions or renewals and to do all other lawfully permitted acts in connection with the prosecution and issuance of letters patent and other intellectual property registrations or filings or such other similar documents with respect to the Developments with the same legal force and effect as if executed by me. To the extent I retain any moral rights under applicable law, I shall not assert such moral rights in any manner inconsistent with this Agreement.

(c) I represent and warrant that the intellectual property, inventions and developments, if any, identified on Exhibit A attached hereto comprise all of the intellectual property, inventions and developments that I have made or conceived prior to my employment or engagement by the Company or in which I have an interest (collectively, “Prior Inventions”). If Exhibit A is left blank, I represent, warrant and agree that I have no Prior Inventions to disclose. If I wish to clarify that something created by me prior to my employment that relates to Company’s actual or proposed business is not within the scope of the foregoing assignment, I have listed it on Exhibit A in a manner that does not violate any third-party rights or disclose any confidential information. If, when acting within the scope of my employment or engagement or otherwise on behalf of Company, I use or (except pursuant to this Section 2) disclose my own or any third party’s confidential information or intellectual property (or if any Development cannot be fully made, used, reproduced, distributed and otherwise exploited without using or violating the foregoing), Company will have and I hereby grant Company a perpetual, irrevocable, worldwide royalty-free, non exclusive, sub licensable right and license to exploit and exercise all such confidential information and intellectual property rights.

3. Noncompetition. THIS SECTION 3 DOES NOT APPLY TO HOURLY EMPLOYEES, ANY OTHER EMPLOYEES ELIGIBLE TO EARN OVERTIME PAY, STUDENTS OR INTERNS

(a) While I am employed or otherwise engaged by the Company and for twelve (12) months after my employment or engagement terminates because I have resigned or because I have been terminated by the Company for “cause,” as defined below, , I shall not, directly or indirectly, individually or as a stockholder, partner, member, lender, investor, manager, director, officer, employee, consultant, representative, advisor or other owner or participant in any person, enterprise or entity, other than the Company (except as the holder of not more than 0.1% of the outstanding stock of a publicly held company), be employed by or otherwise engage in or assist any other person, enterprise or entity to engage in any business which competes with any business in which the Company is engaging or in which the Company plans to engage, during or at the time of termination of my employment or engagement, in the United States or any other country in the world where the Company does business .

(b) If I breach any fiduciary duty owed to the Company, or if I take property or Proprietary Information that belongs to the Company, whether physically or electronically, without written permission, the twelve (12) month noncompetition period will be extended to two (2) years from the date of cessation of employment.

(c) If I resign or are I am terminated for “Cause,” the Company will pay me on a pro-rata basis during the twelve (12) month noncompetition restriction period mutually agreed upon consideration as follows: (i) if I resign the Company will pay thirty (30) percent of my highest annualized base salary paid by the Company within the two (2) years preceding the cessation of my employment; and (ii) if I terminated for “Cause” the Company will pay twenty-five(25) percent of my highest annualized base salary paid by the Company within the two (2) years preceding the cessation of my employment (i.e., Section 3(c)(i) and (ii) are the mutually agreed upon “Non-Compete Leave Payments”). The Non-Compete Leave Payments, less all legally required and authorized deductions, shall be paid consistent with how I was paid during my employment for the duration of the twelve (12) month restriction period. If the restriction period is increased because of my activity described in Section 3(a) above, the Company will not pay me any No-Compete Leave Payments during such extension.

(d) The Company will not be obligated to make Non Compete Leave Payments if (i) it chooses to waive in writing the noncompetition restriction set out in Section 3(a) above prior to midnight on the date my employment terminates;( ii) I am terminated without “Cause” or laid off; and/or (iii) Section 3(a) is otherwise not enforceable against me. The Company may also discontinue Non-Compete Leave Payments in the event of a breach by me of Section 3(a). Notwithstanding the above, if you terminate your employment without notifying the Company, the Company shall have five (5) business days to exercise its right to waive the noncompetition restriction set out in Section 3(a) above.

(e) For purposes of this Section 3, “Cause” means: (a) a material breach by me of any of material obligations under this Agreement or any other agreement with the Company; (b) my conviction of or entering a plea of guilty or nolo contendere to, or admission to facts sufficient for a finding of guilt for, any crime constituting a felony, or any crime constituting a misdemeanor involving fraud, dishonesty and/or moral turpitude, under federal, state, local or foreign law; (c) my neglect, refusal, or failure to meet the performance expectations for my position, to discharge my duties (other than due to being physically or mentally incapacitated) commensurate with my title and function, or my failure to comply with a lawful direction of the Company; (d) the commission of any act or omission involving dishonesty, disloyalty or fraud with respect to the Company; (e) my breach of a statutory or common law duty of loyalty or other fiduciary duty owed to the Company; (f) my violation of a policy or procedure when performing services on behalf of the Company; (g) my violation of any federal or state securities laws; (h) my violation of any product safety laws or any other laws applicable to the products developed, licensed or sold by the Company; (i) any other willful misconduct by me which is or intends to be materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company; or (j) any other reason recognized as “cause” under the common law for the Commonwealth of Massachusetts.

(f) The noncompetition restriction in Section 3(a) will remain enforceable, and I will remain bound by its terms, even if there are material changes to the terms and conditions of my employment after I sign this Agreement. No changes in my compensation, title or duties or any other terms or conditions of my employment, shall affect the enforceability of Section 3(a) or any other provision of this Agreement

4. Nonsolicitation of Business Partners. While I am employed or otherwise engaged by the Company and for twelve (12) months after my employment or engagement terminates for any reason, I shall not, directly or indirectly, solicit, divert or take away, or attempt to solicit, divert or take away, or otherwise interfere with, the business or relationship of the Company with any of its customers, prospective customers, distributors, dealers, referral sources, business partners, suppliers, vendors, service providers, consultants, lenders, investors, landlords, licensors or agents or any other person or entity with whom the Company does business (collectively, “Business Partners”), including, but not limited to Business Partners contacted, solicited, or engaged by the Company at the time of my employment or engagement with the Company, and Business Partners contacted, solicited or engaged by the Company during the 24-month period prior to the termination of my employment or engagement by the Company with whom I had contact while employed by the Company or about whom I had access to Confidential Information while employed by the Company. I also shall not, directly or indirectly, assist any person, enterprise or entity in performing any activity prohibited by this Section.

5. Nonsolicitation of Employees. While I am employed by the Company and for twelve (12) months after my employment or engagement terminates for any reason, I shall not, directly or indirectly, solicit, recruit, hire or engage, or otherwise interfere with the business relationship of the Company with any current or former employee of the Company, other than any person who ceased to be employed by the Company for a period of at least 12 continuous months, with whom I had contact with employed by the Company or about whom I had access to Confidential Information while employed by the Company. I also shall not, directly or indirectly, assist any person, enterprise or entity in performing any activity prohibited by this Section.

6. Publicity. I consent to all uses and displays by the Company of my name, voice, likeness, image, appearance and biographical information in connection with any advertising or other legitimate business purpose of the Company for no additional compensation.

7. Remedies. I agree that restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and I consider them to be reasonable for such purpose. Without limiting the remedies available to the Company, I agree that a breach of any of the terms of this Agreement would result in irreparable injury to the Company for which there may be no adequate remedy at law, and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary injunction and a permanent injunction restraining me from engaging in any activities prohibited by this Agreement or such other equitable relief as may be required to specifically enforce any of the terms of this Agreement, without the necessity of posting a bond or other security. Such relief shall be in addition to, and not as an alternative to, any other remedies available to the Company at law or in equity. In the event of any injunction action concerning any breach or threatened breach of this Agreement, the non-prevailing party shall be obligated to pay all reasonable attorneys’ fees, costs and other expenses incurred by the prevailing party in connection with and in preparation for such action. If I violate any restrictive covenant in this Agreement, the temporal period applicable to such covenant shall be extended by the period of time during which such violation occurred. In the event that I breach any of the terms in this Agreement, in addition to any other remedies available to the Company, the Company shall be entitled to require me to account for and pay over to the Company all compensation, profits, monies, accruals and other benefits derived or received by me, or any entity on behalf of which I was engaging in the activities constituting such breach, as the result of such breach.

8. Acknowledgements. I understand, accept and agree to the objectives and goals of this Agreement and acknowledge the important and valuable interests of the Company to be protected by this Agreement. I agree and acknowledge that (a) the duration, geographical scope and subject matter of the restrictions in this Agreement are reasonable and necessary to protect the goodwill, customer relationships, legitimate business interests and Confidential Information of the Company, (b) I shall be able to earn a satisfactory livelihood without violating this Agreement, (c) this Agreement is assignable by the Company and shall inure to the benefit of its successors and assigns and (d) no change in my compensation, duties or other terms and conditions of employment or engagement after the date of this Agreement shall be considered to affect the continuation of my employment for purposes of this Agreement or otherwise alter or change my obligations under this Agreement. This Agreement is in addition to, and not a replacement for, any similar restrictions contained in any other agreement with the Company to which I am a party. In the event of any conflict between the provisions of this Agreement and such other restrictions, the provisions most favorable to the Company shall control. The restrictions in this Agreement explicitly cover all active and passive forms of oral, written and electronic communications (including through social media).

9. No Conflicting Obligations. I am not a party to any agreement, commitment or obligation that could conflict with my obligations under this Agreement, be violated by my employment or engagement with the Company or limit my ability to perform my duties for the Company. I shall not use or misappropriate any intellectual property, trade secrets or confidential information belonging to former employers or others in connection with the performance of any services on behalf of the Company.

10. Notice of New Business Activity. In the event that I am no longer an employee or contractor of the Company, I consent to notification by the Company to my new employer or contracting party or its agents regarding my rights and obligations under this Agreement. During the twelve (12) months following termination of my employment or engagement, I shall give written notice to the Company of each new employer or, alternatively, if I am engaged as a consultant or independent contractor, any business activity I plan to undertake, at least ten (10) business days prior to beginning any such activity. Such notice shall state the name and address of the person, corporation, association or other entity or organization (each, an “Entity”) for whom I am employed or for whom I am performing the business activity and the nature of my business relationship or position with the Entity. I shall also provide the Company with other pertinent information concerning such employment or business activity as the Company may reasonably request in order to determine my continued compliance with my obligations under this Agreement.

11. No Employment Rights. I agree that my employment or engagement with the Company is at-will, meaning that either I or the Company may terminate the relationship at any time and for any reason, with or without cause or notice.

12. Choice of Law; Forum. This Agreement and any dispute arising under or relating to this Agreement, shall in all respects be governed by and construed in accordance with the internal substantive and procedural laws of the Commonwealth of Massachusetts without regard to any conflicts of laws principles. The parties irrevocably and unconditionally (a) submit to the exclusive jurisdiction of the state (i.e., the Business Law Section of the Suffolk County Superior Court) and federal courts located within the Commonwealth of Massachusetts (the “Courts”) for the purpose of any suit, action or other proceeding arising under or relating to this Agreement, (b) agree not to commence any suit, action or other proceeding arising under or relating to this Agreement except in the Courts, and (c) waive, and agree not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such suit, action or proceeding, any claim that such party is not subject personally to the jurisdiction of the Courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by the Courts. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

13. Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, executors and administrators, successors and assigns, except that my rights and obligations hereunder are personal and may not be assigned without the Company’s prior written consent.

14. Severability. This Agreement shall be interpreted so as to be effective and valid under applicable law, but if any provision is prohibited or invalid under such law, such provision shall be ineffective only to the extent it is prohibited or invalid, without invalidating or nullifying the remainder of such provision or any other provision of this Agreement. If any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity, subject or otherwise, such provisions shall be construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by applicable law. If any restriction set forth herein is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

15. Waiver of Jury Trial. EACH PARTY AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER OR OTHERWISE RELATE TO THIS AGREEMENT OR WHICH OTHERWISE MAY RELATE TO THE EMPLOYMENT OR OTHER RELATIONSHIP OF THE PARTIES, INCLUDING ANY TERMS OF EMPLOYMENT OR CONTRACTING OR THE TERMINATION OF SUCH EMPLOYMENT OR OTHER RELATIONSHIP (ANY OF THE FOREGOING, A “COVERED DISPUTE”) IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER COVERED DISPUTE.

16. Amendments. The provisions of this Agreement shall not be modified, amended or waived at any time except by a writing signed by the parties.

17. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and the matters covered hereby and supersedes all prior discussions, understandings and agreements concerning such matters.

18. No Waivers; Nonexclusive Remedies. No failure or delay in exercising any right, power or remedy shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies under this Agreement are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

19. Term. The term of my employment or engagement with the Company, for purposes of this Agreement, shall be deemed to include any relationship of service to the Company that I may have had prior to actually becoming an employee, consultant, or advisor, and the present Agreement confirms and memorializes the agreement the Company and I have had since the commencement of my employment or engagement.

20. Employment or Engagement at Will. I understand that this Agreement does not create an obligation on the Company or any other person to continue my employment or engagement with the Company. I acknowledge that, unless otherwise agreed in a formal written agreement signed on behalf of the Company by an authorized officer, my employment or engagement with the Company is at will and therefore may be terminated by the Company or me at any time and for any reason, with or without cause.

21.  Survival. The provisions of this Agreement shall survive the termination of my employment or engagement for any reason.

22. Counterparts. This Agreement may be executed in separate counterparts, and with counterpart signature pages, each of which shall be an original, but both of which together shall constitute one and the same Agreement, binding on both of the parties hereto notwithstanding that both such parties have not signed the same counterpart. Counterpart signature pages to this Agreement transmitted by electronic mail in “portable document format” (“.pdf ”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

23. Construction of Agreement.

(a) Headings. The headings of articles and sections herein are inserted for convenience of reference only and shall be ignored in the construction or interpretation hereof.

(b) References to this Agreement. The words “hereof,” “herein,” “hereto,” “hereunder,” “hereby” and other similar expressions refer to this Agreement as a whole and not to any particular section or portion of it.

(c) Including. Where the word “including” or the word “includes” is used in this Agreement, it means “including (or includes) without limitation.”

SIGNATURE PAGE FOLLOWS

Signed:	/s/ Stephen Karp

Name: Stephen Karp

Agreed to and Accepted:

MARKFORGED, INC.

By:

/s/ Shai Terem
Name: Shai Terem

Title: President & CEO

9